Press Release

QUARTER 2024 OPERATING RESULTS
FOR IMMEDIATE RELEASE

ALPINE INCOME PROPERTY TRUST REPORTS FOURTH

QUARTER AND FULL YEAR 2024 OPERATING RESULTS

- Fourth Quarter Net Loss of $0.06 per diluted share and FFO and AFFO of $0.44 per diluted share -

- Closed Investments of $134.7 million at an 8.7% cash yield in 2024 –

- Increases Dividend for Q1 2025 -

- Provides 2025 Outlook -

WINTER PARK, FL – February 6, 2025 – Alpine Income Property Trust, Inc. (NYSE: PINE) (the “Company” or “PINE”), an owner and operator of single tenant net leased commercial income properties, today announced its operating results and earnings for the quarter and year ended December 31, 2024.

“We completed a robust year growing AFFO per share by 17%, permitting us to once again increase our dividend while maintaining a well-covered payout ratio,” said John P. Albright, President and Chief Executive Officer of Alpine Income Property Trust. “Our growth was driven by accretive recycling as we closed over $130 million in investments at an 8.7% yield, while selectively pruning our portfolio with over $75 million in dispositions at a 7.1% cap rate. Further, we reduced exposure to Walgreens and increased our weighted average remaining lease term to 8.7 years.”

Fourth Quarter and Full Year 2024 Highlights

The table below provides a summary of the Company’s operating results for the three months and year ended December 31, 2024 (dollars in thousands, except per share data):

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Total Revenues	$13,791	$11,581	$52,227	$45,644
Net Income (Loss) Attributable to PINE	$(958)	$335	$2,066	$2,917
Net Income (Loss) per Diluted Share Attributable to PINE	$(0.06)	$0.02	$0.14	$0.19
FFO (1)	$6,965	$5,646	$26,098	$22,910
FFO per Diluted Share (1)	$0.44	$0.37	$1.73	$1.47
AFFO (1)	$6,894	$5,801	$26,185	$23,211
AFFO per Diluted Share (1)	$0.44	$0.38	$1.74	$1.49

(1)

See the “Non-GAAP Financial Measures” section and tables at the end of this press release for a discussion and reconciliation of Net Income to non-GAAP financial measures, including FFO, FFO per diluted share, AFFO, and AFFO per diluted share.

Investment Activity

The table below provides a summary of the Company’s acquisitions for the three months and year ended December 31, 2024 (dollars in thousands):

	For the Three Months Ended December 31, 2024		For the Year Ended December 31, 2024
	Number of Investments	Amount	Number of Investments	Amount
Properties	6	$50,500	12	$103,600
Commercial Loans and Investments	—	—	3	31,087
Totals	6	$50,500	15	$134,687

Properties - Weighted Average Initial Cash Cap Rate		7.6%		8.2%
Commercial Loans and Investments - Weighted Average Initial Yield		— %		10.7%
Total Investments - Weighted Average Initial Yield		7.6%		8.7%
Properties Weighted Average Remaining Lease Term		7.7 years		15.8 years

Disposition Activity

The table below provides a summary of the Company’s dispositions for the three months and year ended December 31, 2024 (dollars in thousands):

	For the Three Months Ended December 31, 2024		For the Year Ended December 31, 2024
	Number of Investments	Amount	Number of Investments	Amount
Properties	5	$6,782	15	$61,957
Commercial Loans and Investments	—	—	1	13,632
Totals	5	$6,782	16	$75,589

Properties - Weighted Average Exit Cash Cap Rate		7.3%		6.9%
Commercial Loans and Investments - Weighted Average Yield		— %		8.0%
Total Investments - Weighted Average Yield		7.3%		7.1%

Property Portfolio (1)

The Company’s property portfolio consisted of the following as of December 31, 2024:

Number of Properties	134
Square Feet	3.9 million
Annualized Base Rent (ABR)	$44.3 million
Weighted Average Remaining Lease Term	8.7 years
States where Properties are Located	35
Industries	27
Occupancy	98.0%

% of ABR Attributable to Investment Grade Rated Tenants	51%
% of ABR Attributable to Credit Rated Tenants	84%
% of ABR Attributable to Sale-Leaseback Tenants (1)	9%

(1)	During the year ended December 31, 2024, the Company acquired three single-tenant income properties (“the Tampa Properties”) in the greater Tampa Bay, Florida area for $31.4 million through a sale-leaseback transaction that includes a tenant repurchase option. This sale-leaseback transaction is accounted for as a financing arrangement for GAAP purposes and, as such, the related assets and corresponding revenue are included in the Company’s commercial loans and investments on its consolidated balance sheets and consolidated statements of operations. However, for purposes of describing our property portfolio, including for tenant, industry, and state concentrations, the Company includes the Tampa Properties, as they constitute real estate assets for both legal and tax purposes.

The Company’s property portfolio included the following top tenants that represent 2.0% or greater of the Company's total ABR as of December 31, 2024:

Tenant	Credit Rating	% of ABR
Dicks Sporting Goods	BBB / Baa2	10%
Lowe's	BBB+ / Baa1	10%
Beachside Hospitality Group	NR / NR	9%
Walgreens	BB- / Ba3	8%
Dollar Tree/Family Dollar	BBB / Baa2	8%
At Home	CCC / Caa3	5%
Best Buy	BBB+ / A3	5%
Dollar General	BBB / Baa2	5%
Walmart	AA / Aa2	4%
Bass Pro Shops	BB- / Ba3	3%
BJ's Wholesale Club	BB+ / Ba1	3%
Home Depot	A / A2	2%
Kohl's	BB- / Ba3	2%
Other		26%
Total		100%

The Company’s property portfolio consisted of the following top industries that represent 2.0% or greater of the Company's total ABR as of December 31, 2024:

Industry	% of ABR
Sporting Goods	16%
Home Improvement	13%
Dollar Stores	12%
Casual Dining	10%
Home Furnishings	9%
Pharmacy	9%
Consumer Electronics	7%
Grocery	4%
Off-Price Retail	3%
Wholesale Club	3%
General Merchandise	3%
Entertainment	3%
Automotive Parts	2%
Other	6%
Total	100%

The Company’s property portfolio included properties in the following top states that represent 2.0% or greater of the Company’s total ABR as of December 31, 2024:

State	% of ABR
New Jersey	10%
Florida	10%
New York	8%
North Carolina	7%
Illinois	7%
Michigan	7%
Texas	6%
Ohio	6%
Georgia	4%
Minnesota	4%
West Virginia	3%
Tennessee	3%
Kansas	2%
Arizona	2%
Louisiana	2%
Other	19%
Total	100%

Balance Sheet and Capital Markets (dollars in thousands, except per share data)

As of December 31, 2024
Leverage
Net Debt / Total Enterprise Value	52.6%
Net Debt / Pro Forma Adjusted EBITDA	7.4x
Fixed Charge Coverage Ratio	3.5x

Liquidity
Available Capacity Under Revolving Credit Facility	$89,545
Cash, Cash Equivalents and Restricted Cash	5,564
Total Liquidity	$95,109

The Revolving Credit Facility has commitments for up to $250.0 million; however, borrowing availability is based on an unencumbered asset value, as defined in the underlying credit agreement. As of December 31, 2024, the Company had an outstanding balance of $102.0 million under the Revolving Credit Facility and $89.5 million available capacity.

The following table provides a summary of sales of shares of common stock under the Company’s ATM offering program for the three months and year ended December 31, 2024:

ATM Program	For the Three Months Ended December 31, 2024	For the Year Ended December 31, 2024
Shares Issued	435,745	1,059,271
Weighted Average Price per Share (Gross)	$17.98	$18.04
Net Proceeds	$7,718	$18,825

The following table provides a summary of the Company’s long-term debt as of December 31, 2024:

	As of December 31, 2024
	Face Value Debt	Stated Interest Rate	Wtd. Avg. Rate	Maturity Date
Revolving Credit Facility (1)	$102,000	SOFR + 0.10% + [1.25% - 2.20%]	5.31%	January 2027
2026 Term Loan (2)	100,000	SOFR + 0.10% + [1.35% - 1.95%]	3.50%	May 2026
2027 Term Loan (3)	100,000	SOFR + 0.10% + [1.25% - 1.90%]	3.45%	January 2027
Total Debt/Weighted-Average Rate	$302,000		4.10%

(1)

As of December 31, 2024, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 3.21% plus the SOFR adjustment of 0.10% and the applicable spread on $50 million of the outstanding balance on the Company’s Revolving Credit Facility.

(2)

As of December 31, 2024, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2026 Term Loan balance.

(3)

As of December 31, 2024, the Company has utilized interest rate swaps to fix SOFR and achieve a weighted average fixed interest rate of 2.05% plus the SOFR adjustment of 0.10% and the applicable spread for the $100 million 2027 Term Loan balance.

As of December 31, 2024, the Company held a 92.3% interest in Alpine Income Property OP, LP, the Company’s operating partnership (the “Operating Partnership” or “OP”). There were 1,223,854 OP Units held by third parties outstanding and 14,691,982 shares of the Company’s common stock outstanding, for total outstanding common stock and OP Units held by third parties of 15,915,836 as of December 31, 2024.

Dividends

The Company’s Board of Directors has authorized, and the Company has declared, a quarterly cash dividend of $0.285 per share of common stock for the first quarter of 2025 (the “Common Stock Cash Dividend”). The Common Stock Cash Dividend represents a 1.8% increase as compared to the Company’s previous quarterly cash dividend of $0.280 per share of common stock and an annualized yield of approximately 6.6% based on the closing price of the Company’s common stock on February 5, 2025.

The Common Stock Cash Dividend is payable on March 31, 2025, to stockholders of record as of the close of business on March 13, 2025, and the ex-dividend date for the Common Stock Cash Dividend is March 13, 2025.

The table below provides a summary of the Company’s dividends for the three months and year ended December 31, 2024:

	For the Three Months Ended December 31, 2024	For the Year Ended December 31, 2024
Dividends Declared and Paid per Share	$0.280	$1.110
FFO Payout Ratio	63.6%	64.2%
AFFO Payout Ratio	63.6%	63.8%

2025 Outlook

The Company’s outlook for 2025 is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the Company's reports filed with the Commission.

The Company’s outlook for 2025 is as follows:

	Outlook Range for 2025
(Unaudited)	Low		High
Investments	$50 million	to	$80 million
Dispositions	$20 million	to	$30 million
FFO per Diluted Share	$1.70	to	$1.73
AFFO per Diluted Share	$1.70	to	$1.73
Weighted Average Diluted Shares Outstanding	16.0 million	to	16.5 million

The outlook also assumes a $0.08 per diluted share impact in 2025 related to one recent and one anticipated vacancy that are both currently expected to remain vacant for the full year.

The following table provides a reconciliation of the outlook range of the Company’s 2025 estimated Net Income per Diluted Share to estimated FFO and AFFO per Diluted Share:

	Outlook Range for 2025
(Unaudited)	Low	High
Net Income per Diluted Share	$0.04	$0.07
Depreciation and Amortization	1.66	1.66
Provision for Impairment (1)	-	-
Gain on Disposition of Assets (1)	-	-
FFO per Diluted Share	$1.70	$1.73
Adjustments:
Amortization of Intangible Assets and Liabilities to Lease Income	(0.04)	(0.04)
Straight-Line Rent Adjustment	(0.05)	(0.05)
Non-Cash Compensation	0.02	0.02

Amortization of Deferred Financing Costs to Interest Expense	0.05	0.05
Other Non-Cash Adjustments	0.02	0.02
AFFO per Diluted Share	$1.70	$1.73
(1)	The Company’s outlook excludes projections related to these measures.

Fourth Quarter and Year End 2024 Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the quarter and year ended December 31, 2024, on Friday, February 7, 2025, at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.alpinereit.com or at the link provided in the event details below. To access the call by phone, please go to the link provided in the event details below and you will be provided with dial-in details.

Webcast:https://edge.media-server.com/mmc/p/67awm68b

Dial-In:https://register.vevent.com/register/BI6b9bae4814284ad98f5ebac51336466d

We encourage participants to dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.alpinereit.com.

About Alpine Income Property Trust, Inc.

Alpine Income Property Trust, Inc. (NYSE: PINE) is a publicly traded real estate investment trust that seeks to deliver attractive risk-adjusted returns and dependable cash dividends by investing in, owning and operating a portfolio of single tenant net leased commercial income properties that are predominately leased to high-quality publicly traded and credit-rated tenants.

We encourage you to review our most recent investor presentation which is available on our website at http://www.alpinereit.com.

Contact:Philip R. Mays

Senior Vice President, Chief Financial Officer and Treasurer

(407) 904-3324

pmays@alpinereit.com

Safe Harbor

This press release may contain “forward-looking statements.” Forward-looking statements include statements that may be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on the Company’s current expectations and assumptions regarding capital market conditions, the Company’s business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include general business and economic conditions, continued volatility and uncertainty in the credit markets and broader financial markets, risks inherent in the real estate business, including tenant defaults, potential liability relating to environmental matters, credit risk associated with the Company investing in first mortgage investments, illiquidity of real estate investments and potential damages from natural disasters, the impact of epidemics or pandemics (such as the COVID-19 Pandemic and its variants) on the Company’s business and the business of its tenants and the impact of such epidemics or pandemics on the U.S. economy and market conditions generally, other factors affecting the Company’s business or the business of its tenants that are beyond the control of the Company or its tenants, and the factors set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”) Adjusted Funds From Operations (“AFFO”), and Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), all of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, AFFO, and Pro Forma Adjusted EBITDA do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination, including the pro rata share of such adjustments of unconsolidated subsidiaries.

To derive AFFO, we further modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as loss on extinguishment of debt, amortization of above- and below-market lease related intangibles, straight-line rental revenue, amortization of deferred financing costs, non-cash compensation, and other non-cash income or expense. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma Adjusted EBITDA, GAAP net income or loss is adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the implementation of current expected credit losses on commercial loans and investments at the time of origination and/or payoff, and real estate related depreciation and amortization including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, loss on extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-cash income or expense, and other non-recurring items such as disposition management fees and commission fees. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that AFFO is an additional useful supplemental measure for investors to consider because it will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. FFO, AFFO, and Pro Forma Adjusted EBITDA may not be comparable to similarly titled measures employed by other companies.

Other Definitions

Annualized Base Rent represents the annualized in-place straight-line base rent required by the tenant’s lease.

Credit Rated Tenant is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners.

Investment Grade Rated Tenant is a tenant or the parent of a tenant with a credit rating from S&P Global Ratings, Moody’s Investors Service, Fitch Ratings or the National Association of Insurance Commissioners of Baa3, BBB-, or NAIC-2 or higher. If applicable, in the event of a split rating between S&P Global Ratings and Moody’s Investors Services, the Company utilizes the higher of the two ratings as its reference point as to whether a tenant is defined as an Investment Grade Rated Tenant. Credit ratings utilized in this press release are those available from S&P Global Ratings and/or Moody’s Investors Service, as applicable, as of December 31, 2024.

Weighted Average Remaining Lease Term is weighted by the annualized base rent and does not assume the exercise of any tenant purchase options.

Alpine Income Property Trust, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	December 31, 2024	December 31, 2023
ASSETS
Real Estate:
Land, at Cost	$147,912	$149,314
Building and Improvements, at Cost	341,955	328,993
Total Real Estate, at Cost	489,867	478,307
Less, Accumulated Depreciation	(45,850)	(34,714)
Real Estate—Net	444,017	443,593
Assets Held for Sale	2,254	4,410
Commercial Loans and Investments	89,629	35,080
Cash and Cash Equivalents	1,578	4,019
Restricted Cash	6,373	9,712
Intangible Lease Assets—Net	43,925	49,292
Straight-Line Rent Adjustment	1,485	1,409
Other Assets	15,734	17,045
Total Assets	$604,995	$564,560
LIABILITIES AND EQUITY
Liabilities:
Accounts Payable, Accrued Expenses, and Other Liabilities	$8,445	$5,736
Prepaid Rent and Deferred Revenue	2,412	2,627
Intangible Lease Liabilities—Net	4,774	4,907
Obligation Under Participation Agreement	11,403	—
Long-Term Debt	301,466	275,677
Total Liabilities	328,500	288,947
Commitments and Contingencies
Equity:
Preferred Stock, $0.01 par value per share, 100 million shares authorized, no shares issued and outstanding as of December 31, 2024 and December 31, 2023	—	—
Common Stock, $0.01 par value per share, 500 million shares authorized, 14,691,982 shares issued and outstanding as of December 31, 2024 and 13,659,207 shares issued and outstanding as of December 31, 2023	147	137
Additional Paid-in Capital	261,831	243,690
Dividends in Excess of Net Income	(15,722)	(2,359)
Accumulated Other Comprehensive Income	6,771	9,275
Stockholders' Equity	253,027	250,743
Noncontrolling Interest	23,468	24,870
Total Equity	276,495	275,613
Total Liabilities and Equity	$604,995	$564,560

Alpine Income Property Trust, Inc.

Consolidated Statements of Operations

 (In thousands, except share, per share and dividend data)

	(Unaudited) Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Revenues:
Lease Income	$11,493	$11,016	$46,005	$44,967
Interest Income from Commercial Loans and Investments	2,209	525	5,761	637
Other Revenue	89	40	461	40
Total Revenues	13,791	11,581	52,227	45,644
Operating Expenses:
Real Estate Expenses	2,224	1,849	7,793	6,580
General and Administrative Expenses	1,588	1,478	6,575	6,301
Provision for Impairment	583	356	1,693	3,220
Depreciation and Amortization	6,520	6,472	25,594	25,758
Total Operating Expenses	10,915	10,155	41,655	41,859
Gain (Loss) on Disposition of Assets	(901)	1,552	3,443	9,334
Gain on Extinguishment of Debt	—	—	—	23
Net Income From Operations	1,975	2,978	14,015	13,142
Investment and Other Income	61	63	247	289
Interest Expense	(3,075)	(2,671)	(12,008)	(10,165)
Net Income (Loss)	(1,039)	370	2,254	3,266
Less: Net Loss (Income) Attributable to Noncontrolling Interest	81	(35)	(188)	(349)
Net Income (Loss) Attributable to Alpine Income Property Trust, Inc.	$(958)	$335	$2,066	$2,917

Per Common Share Data:
Net Income (Loss) Attributable to Alpine Income Property Trust, Inc.
Basic	$(0.07)	$0.02	$0.15	$0.21
Diluted	$(0.06)	$0.02	$0.14	$0.19

Weighted Average Number of Common Shares:
Basic	14,437,542	13,698,617	13,858,257	13,925,362
Diluted (1)	15,661,396	15,131,010	15,082,111	15,560,524

Dividends Declared and Paid	$0.280	$0.275	$1.110	$1.100

(1)

Includes the weighted average of 1,223,854 shares during the quarter and year ended December 31, 2024, 1,432,393 shares during the quarter ended December 31, 2023, and 1,635,162 shares during the year ended December 31, 2023, in each case, underlying OP Units including (i) 1,223,854 shares underlying OP Units issued to CTO Realty Growth, Inc. and (ii) 479,640 shares underlying OP Units issued to an unrelated third party, which OP Units were redeemed by PINE for an equivalent number of shares of common stock of PINE during the quarter ended December 31, 2023.

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Funds From Operations and Adjusted Funds From Operations

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net Income (Loss)	$(1,039)	$370	$2,254	$3,266
Depreciation and Amortization	6,520	6,472	25,594	25,758
Provision for Impairment	583	356	1,693	3,220
Loss (Gain) on Disposition of Assets	901	(1,552)	(3,443)	(9,334)
Funds From Operations	$6,965	$5,646	$26,098	$22,910
Adjustments:
Gain on Extinguishment of Debt	—	—	—	(23)
Amortization of Intangible Assets and Liabilities to Lease Income	(156)	(118)	(517)	(417)
Straight-Line Rent Adjustment	(145)	(16)	(515)	(402)
Non-Cash Compensation	9	80	247	318
Amortization of Deferred Financing Costs to Interest Expense	180	180	720	710
Other Non-Cash Adjustments	41	29	152	115
Adjusted Funds From Operations	$6,894	$5,801	$26,185	$23,211

FFO per Diluted Share	$0.44	$0.37	$1.73	$1.47
AFFO per Diluted Share	$0.44	$0.38	$1.74	$1.49

Alpine Income Property Trust, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended December 31, 2024
Net Loss	$(1,039)
Adjustments:
Depreciation and Amortization	6,520
Provision for Impairment	583
Loss on Disposition of Assets	901
Amortization of Intangible Assets and Liabilities to Lease Income	(156)
Straight-Line Rent Adjustment	(145)
Non-Cash Compensation	9
Amortization of Deferred Financing Costs to Interest Expense	180
Other Non-Cash Adjustments	41
Other Non-Recurring Items	(13)
Interest Expense, Net of Deferred Financing Costs Amortization and Interest on Obligation Under Participation Agreement	2,640
Adjusted EBITDA	$9,521

Annualized Adjusted EBITDA	$38,084
Pro Forma Annualized Impact of Current Quarter Investment Activity (1)	1,998
Pro Forma Adjusted EBITDA	$40,082

Total Long-Term Debt	$301,466
Financing Costs, Net of Accumulated Amortization	534
Cash and Cash Equivalents	(1,578)
Restricted Cash	(3,986)
Net Debt	$296,436

Net Debt to Pro Forma Adjusted EBITDA	7.4	x

(1)	Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investments and disposition activity during the three months ended December 31, 2024.